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                                                            Exhibit 3c

                              STATE OF FLORIDA
                             DEPARTMENT OF STATE

I certify that the attached is a true and correct copy of the Articles of Merger, filed on March 20, 1997 effective March 21, 1997, for ST. JOE CORPORATION, the surviving Florida corporation, as shown by the records of this office.

The document number of this corporation is 132442.





                                               Given under my hand and
                                       the Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                             Twentieth day of March, 1997


                                                 /s/ Sandra B. Mortham
                                                 ---------------------
                                                   Sandra B. Mortham
                                                   Secretary of State


[STATE OF FLORIDA SEAL]
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EFFECTIVE DATE
3-21-97 2:00 P.M.


FILED 97 MAR 20 PM 3:56

SECRETARY OF STATE
TALLAHASSEE, FLORIDA


                             ARTICLES OF MERGER

                                   merging

                          St. Joe Industries, Inc.

                                    into

                             St. Joe Corporation


         Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act (the "Act"), the undersigned corporations deliver the following Articles of Merger for the purpose of merging St. Joe Industries, Inc., a Florida corporation (the "Subsidiary"), into St. Joe Corporation, a Florida corporation which shall be the surviving corporation (the "Surviving Corporation").

         1. Attached hereto as Exhibit A is the Plan of Merger adopted by the Board of Directors of the Surviving Corporation on January 15, 1997 pursuant to Section 607.1104 of the Act.

         2. The effective date of the merger is 2:00 p.m. on March 21, 1997.

         3. Pursuant to Section 607.1104 of the Act, no shareholder approval was required in connection with this merger.




ST. JOE INDUSTRIES, INC.                           ST. JOE CORPORATION



By:/s/ Edward C. Brownlie                          By:/s/ J. Malcolm Jones, Jr.
   ----------------------                             -------------------------
   Edward C. Brownlie                                 J. Malcolm Jones, Jr.
   Vice President                                     Vice President